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                                                                    Exhibit 5.1



                  BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                               One Oxford Centre
                          301 Grant Street, 20th Floor
                           Pittsburgh, PA  15219-1410

                               November 18, 1996


Mastech Corporation
1004 McKee Road
Oakdale, PA  15071

Gentlemen:

     In connection with the Registration Statement on Form S-1 as amended (Registration No. 333-14169) (the "Registration Statement"), filed by Mastech Corporation, a Pennsylvania corporation (the "Company"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the public offering of an aggregate of up to 4,715,000 shares of the Company's Common Stock, par value of $.01 per share, of which (a) 3,400,000 shares will be purchased by the underwriters from the Company; (b) 700,000 shares will be purchased by the underwriters from the existing shareholders of the Company (the "Selling Shareholders"); and (c) up to 615,000 shares may be purchased by the underwriters from the Selling Shareholders, if the underwriters exercise the option granted to them by the Selling Shareholders to cover over-allotments (collectively, the "Shares"), we, as counsel for the Company, have examined such corporate records, other documents, and questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that in our opinion:

     (i) the Shares to be issued and sold by the Company have been duly and validly authorized and, when sold in the manner contemplated by the underwriting agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally issued, fully paid and non-assessable; and

     (ii) the Shares to be sold by the Selling Shareholders have been duly and validly authorized, legally issued and are fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to this firm under the caption "Legal Matters. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
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                              Very truly yours,

                              Buchanan Ingersoll Professional Corporation

                              By:  /s/ Stephen W. Johnson